UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2011
Date of Report (Date of earliest event reported)

COGITO MEDIA GROUP INC.
Formerly known as Kurrant Mobile Catering Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

279 Sherbrooke West, Suite 305 Montreal, Quebec, Canada	H2X 1Y2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

Kurrant Mobile Catering Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7. REGULATION FD

ITEM 7.01  REGULATION FD DISCLOSURE

Delayed Filing of Annual Report on Form 10-K for Fiscal Year ended February 28, 2011

Cogito Media Group, Inc., formerly known as Kurrant Mobile Catering, Inc., a Colorado corporation (the “Company”), wishes to disclose that the filing of its Annual Report on Form 10-K for fiscal year ended February 28, 2011 is due June 15, 2011. The Company filed an extension on Form 12b-25 on May 31, 2011 providing until June 15,2011 within which to file its Annual Report.

On May 12, 2011, the Company filed a Current Report on Form 8-K announcing the acquisition from Robert Brouillette of the remaining 100 shares of categorie A common stock of Transit Publishing Inc., a private Canadian corporation (“TPI”). Thus, after consummation of the acquisition, TPI became the wholly-owned subsidiary of the Company.

Therefore, based on the recent acquisition of TPI as the Company’s wholly-owned subsidiary, preparation and audit of the year end financial statements for the Company has presented certain complexities and issues. Therefore, the Company andits auditors need additional time to prepare and audit the financial statements. The Company acknowledges that it will be delinquent in the filing of its Annual Report. Management anticipates that the Annual Report will be filed by Friday, June 24, 2011.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGITO MEDIA GROUP INC.

DATE: June 15, 2011	By:	/s/Pierre Turgeon
Name: Pierre Turgeon
Title: President/Chief Executive Officer